UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2006

Date of Earliest Event Reported: April 27, 2006

Vubotics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28883	58-2212465
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

5555 Glenridge Connector, Suite 200, Atlanta, Georgia  30342
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 404.459.5850

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.               Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Vubotics, Inc, f/k/a Halifax International, Inc. (the “Company”), entered into an agreement with H. Gerry Gurin (“Gurin”) on April 27, 2006, whereby the Company issued two new promissory notes payable to Gurin each dated April 1, 2006 with a face value of $725,000 and $200,000, respectively, with periodic payments of principal and interest over the life of the notes with each note having a maturity date of December 31, 2008. In addition, the Company issued to Gurin a warrant dated April 1, 2006 to purchase two hundred thousand (200,000) shares of common stock of the Company at twenty-five cents ($.25) per share exercisable for a period of three years. The notes and warrant were issued to Gurin in consideration of the return and extinguishment of eight promissory notes previously issued to Gurin totaling $925,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 1, 2006	Vubotics, Inc.

	By:	/s/Philip E. Lundquist
Philip E. Lundquist
Chief Financial Officer